Exhibit 4.14

AMENDMENT NUMBER 1

TO SECOND AMENDED AND RESTATED SERIES 2000-1 SUPPLEMENT

THIS AMENDMENT NUMBER 1, dated as of November 21, 2007 (this “Amendment”) to the SECOND AMENDED AND RESTATED SERIES 2000-1 SUPPLEMENT, dated as of June 8, 2006 (as amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, the “Series 2000-1 Supplement”), each by and between TEXTAINER MARINE CONTAINERS LIMITED, a company with limited liability organized and existing under the laws of Bermuda (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH:

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Series 2000-1 Supplement;

WHEREAS, the parties desire to amend the Series 2000-1 Supplement in order to amend certain provisions contained therein;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Series 2000-1 Supplement.

SECTION 2. Full Force and Effect. Other than as specifically modified hereby, the Series 2000-1 Supplement shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.

SECTION 3. Amendments to the Series 2000-1 Supplement. Pursuant to Section 705 of the Series 2000-1 Supplement, effective on the date hereof, following the execution and delivery hereof, the following provision of the Series 2000-1 Supplement shall be amended as follows:

(a) Section 502(c) of the Series 2000-1 Supplement is hereby amended by inserting the following text at the end of clause (B) thereof:

“, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date”

(b) The lead-in language in Article VI of the Series 2000-1 Supplement is hereby amended by deleting the words “as of the Restatement Effective Date” therein.

(c) Section 612(iii) of the Series 2000-1 Supplement is hereby amended and restated in its entirety as follows:

“(iii) The bye-laws of the Issuer provide that the Issuer shall have four directors (three directors appointed by Textainer Limited, and one director appointed by FB Transportation Capital LLC unless increased to five under certain circumstances described in the bye-laws, including, but not limited to, those discussed below. In the event of a resolution to institute voluntary Insolvency Proceedings on behalf of the Issuer, the bye-laws of the Issuer further provide that the number of directors is automatically increased to five and an independent director from the Director Services Provider is elected by a majority of the directors. Such independent director shall participate solely in the vote on the voluntary Insolvency Proceedings and shall cease to be a director immediately following such vote. No action can be taken to institute voluntary Insolvency Proceedings on behalf of the Issuer unless such action shall have been approved or authorized by (x) a resolution of the board of directors of the Issuer for which at least ninety-nine percent (99%) of all directors (including the independent director) of the Issuer have voted in favor and (y) a resolution of the members of the Issuer representing at least ninety-nine percent (99%) of all Class A Shares (as defined in the Issuer’s bye-laws) and Class B Shares (as defined in the Issuer’s bye-laws) of the Issuer and (z) a resolution of the members of the Issuer representing at least ninety-nine percent (99%) of all Class C Shares (as defined in the Issuer’s bye-laws) of the Issuer then issued and outstanding.”

SECTION 4. Representations, Warranties and Covenants. The Issuer hereby confirms that (i) the requirements set forth in Section 705 of the Series 2000-1 Supplement have been satisfied with respect to the amendment set forth herein, and (ii) each of the representations, warranties and covenants set forth in Articles IV and VI of the Series 2000-1 Supplement are true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such representations, warranties and covenants expressly relate to earlier dates.

SECTION 5. Effectiveness.

(a) This Amendment shall become effective as of the opening of business on November 21, 2007. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Series 2000-1 Supplement, as amended, shall remain in full force and effect.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) After the execution and delivery hereof by the parties hereto, (i) this Amendment shall be a part of the Series 2000-1 Supplement, and (ii) each reference in the Series 2000-1 Supplement to “this Supplement” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Series 2000-1 Supplement shall mean and be a reference to the Series 2000-1 Supplement as amended or modified hereby.

SECTION 6. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together one and the same agreement. A facsimile counterpart shall be effective as an original.

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED, THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Consent to Jurisdiction. The parties hereto hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Amendment, any rights or obligations hereunder, or the performance of such rights and obligations.

SECTION 9. No Novation. Notwithstanding that the Series 2000-1 Supplement is hereby amended by this Amendment as of the date hereof, nothing contained herein shall be deemed to cause a novation or discharge of any existing Indebtedness of the Issuer under the original Series 2000-1 Supplement or the security interest in the Collateral created thereby. All Series 2000-1 Notes that have been issued on or prior to the effective date of this Amendment shall remain in full force and effect and the Issuer hereby ratifies the Indebtedness evidenced thereby.

SECTION 10. Entire Agreement. This Amendment (together with the other Series 2000-1 Related Documents) constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

TEXTAINER MARINE CONTAINERS LIMITED

By:	/s/ Philip Brewer
Name:	Philip Brewer
Title:	President

Amendment 1 to 2nd A&R 2000-1 Series Supplement

Signature Page

The undersigned, as Indenture Trustee, hereby consents to the foregoing Amendment Number One to the Second Amended and Restated Series 2000-1 Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
not individually but solely as Indenture Trustee

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Assistant Vice President

Amendment 1 to 2nd A&R 2000-1 Series Supplement

Signature Page

The undersigned, as Requisite Global Majority, hereby consents to the foregoing Amendment Number One to the Second Amendment and Restated Series 2000-1 Supplement.

AMBAC ASSURANCE CORPORATION,
as Requisite Global Majority

By:	/s/ Bracken Gardner
Name:	Bracken Gardner
Title:	Vice President

Amendment 1 to 2nd A&R 2000-1 Series Supplement

Signature Page